ASSIGNMENT OF
CONTRACT AS COLLATERAL SECURITY

          ASSIGNMENT OF CONTRACT AS COLLATERAL SECURITY (this “Assignment”), dated as of November 10, 2005 between SUNSET HOLDINGS INTERNATIONAL, LTD., a Delaware corporation (the “Assignor”), and IBF Fund Liquidating LLC, a Delaware limited liability company (“IBF”).

          WHEREAS, IBF is party to that certain Amended and Restated Acquisition Agreement and Plan of Merger dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Acquisition Agreement”), by and among U.S. Mills, Inc. (“US Mills”), Sunset Brands, Inc. (“Sunset”), IBF and USM Acquisition Sub, Inc., pursuant to which Sunset shall acquire US Mills by merger (the “Acquisition”).

          WHEREAS, in connection with the Acquisition Agreement, Sunset issued in favor of IBF Secured Convertible Debentures dated as of the date hereof in the aggregate original principal amount of $5,000,000 (as such may be replaced, substituted or reissued from time to time, collectively, the “Convertible Debentures”) as payment of a portion of the consideration for the Acquisition.

          WHEREAS, pursuant to that certain Convertible Debenture Sale Agreement dated as of the date hereof (as amended, supplemented or modified from time to time, the “Put Agreement”) between Assignor and IBF, Assignor shall (i) purchase from IBF by no later than three hundred sixty-one (361) days after the date hereof the entire remaining outstanding principal balance of the Convertible Debentures plus accrued interest thereon in accordance with the terms and conditions contained in the Put Agreement and (ii) perform all of its other obligations and make all other payments when due, in each case, in accordance the terms and conditions contained in the Put Agreement (collectively, the “Put Obligations”).

          WHEREAS, Assignor is a shareholder of Sunset and will receive substantial benefit from IBF’s agreement to enter into the Acquisition Agreement and to accept the Convertible Debentures as payment of a portion of the consideration for the Acquisition. IBF has required, as condition to it entering into and executing the Acquisition Agreement and accepting the Convertible Debentures as payment of a portion of the consideration for the Acquisition, that Assignor execute and deliver this Assignment to secure Assignor’s full, complete and punctual observance and performance of the Secured Obligations (as defined below).

          Accordingly, the Assignor and IBF hereby agree as follows:

          1. As security for the performance and payment in full of the Put Obligations and the payment of all amounts due hereunder and under the Put Agreement and under the Stock Pledge Agreement dated as of the date hereof (as amended, supplemented or modified from time to time, the “Pledge Agreement”) between Assignor and IBF (collectively, the “Secured Obligations”), Assignor hereby collaterally assigns, transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over, endorses over, and delivers unto IBF, and grants to IBF a security interest in, all right, title and interest of the Assignor in and to, all benefits of the Assignor under, and all monies due or to become due to the Assignor under or in connection with Last-Out Participation Agreement dated as of the date hereof (as amended, supplemented or modified from time to time in accordance with Section 2(b)(ii) hereof, the “Participation Agreement”) between CapitalSource Finance LLC, a Delaware limited liability company and Assignor.

          2. The Assignor further agrees, represents and warrants that:

                    (a) The chief executive office of Assignor and the office where Assignor keeps its books and records are at the address set forth under Assignor's signature below. The Assignor will not change its chief executive office or the office where its books and records are kept unless all filings under the Uniform Commercial Code or otherwise which are required by this Assignment to be made have been made and IBF has a valid, legal and perfected first priority security interest in the collateral covered by this Assignment. IBF, in its discretion, may file or record this Assignment.

                    (b) (i) The Participation Agreement is in full force and effect and is valid and enforceable in accordance with its terms, and no default or event of default has occurred and is continuing thereunder; (ii) Assignor will not, and will not permit any other party thereto to, modify, amend, alter, change, cancel or terminate the Participation Agreement without the prior written consent of IBF; and (iii) Assignor will keep and perform the obligations to be kept and performed by it under the Participation Agreement and will do all things necessary and proper to keep the Participation Agreement in full force and effect.

                    (c) Assignor has the right, power and authority to assign its right, title and interest in and to the Participation Agreement to IBF. Assignor's right, title and interest in the Participation Agreement is owned by Assignor free and clear of all Liens of every nature whatsoever, except in favor of IBF. Assignor will not sell, transfer, assign, pledge or grant a security interest in the Participation Agreement to any person other than IBF, any such sale, transfer, assignment, mortgage, pledge or encumbrance without IBF's prior written consent being void and of no force and effect.

                    (d) Assignor specifically acknowledges and agrees that IBF does not assume, and shall have no responsibility for, the payment of any sums due or to become due under the Participation Agreement or the performance of any obligations to be performed under or with respect to the Participation Agreement by the Assignor, and the Assignor hereby agrees to indemnify and hold IBF harmless with respect to any and all claims by any person relating thereto.

                    (e) If, at any time the Assignor shall fail to punctually perform its obligations under the Participation Agreement or pay any amounts due and payable hereunder or thereunder (each such time, an “Event of Default”) or there shall be a default or event of default under the Participation Agreement on the part of the Assignor, for any reason, IBF may, at its option, without assuming any of the obligations of the Assignor under such Agreement and without waiving or releasing the Assignor from any of the terms hereof or any of the Secured Obligations, cure such default or event of default, and the cost of curing the same (and all necessary and incidental costs and expenses of IBF in connection therewith, including, but not limited to, reasonable counsel fees), with interest at rate of interest quoted in the Wall Street Journal, Money Rates Section as the prime rate as in effect from time to time plus 4% per annum from the time of the advance or advances therefor, shall be deemed an advance to Assignor and secured by this Assignment and shall be due and payable by the Assignor to IBF immediately upon IBF’s demand.

                    (f) Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights and remedies of IBF pursuant to any agreements of Assignor in favor of or assigned to and held by IBF or pursuant to applicable law or otherwise, IBF or its successor or designee shall have all rights and benefits under the Participation Agreement, including, without limitation, any and all rights to indemnification and guarantee, without modifying or discharging any of the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, Assignor agrees to execute any and all documents requested by IBF in its reasonable discretion to enable IBF to exercise all of the rights of Assignor under the Participation Agreement. The specified remedies to which IBF may resort under the terms of this Assignment are cumulative and are not intended to be exclusive of any other remedies or means of redress to which IBF may be lawfully entitled in case of any breach or threatened breach by the Assignor of any provision hereof or of any of the Secured Obligations. Nothing contained in this Assignment and no act or action taken or done by IBF pursuant to the powers and rights granted it hereunder or under any instrument collateral hereto shall be deemed to be a waiver by IBF of any of its rights and remedies against the Assignor in connection with, or in respect of, any of the Secured Obligations of the Assignor to IBF. The right of IBF to enforce any security and collateral held by it may be exercised by IBF either prior to, simultaneously with, or subsequent to any action taken by IBF hereunder.

                    (g) Intentionally Omitted.

                    (h) Upon the occurrence and during the continuance of an Event of Default, IBF may, in its discretion, (i) in its name or Assignor's or otherwise, notify the obligor under the Participation Agreement to make payment to IBF of all amounts due or to become due under such the Participation Agreement and (ii) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for the Participation Agreement, or, with respect to payments which have become due and payable under the Participation Agreement, make any compromise or settlement deemed desirable by IBF.

                    (i) All rights of IBF hereunder and all obligations of the Assignor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Put Agreement, the Convertible Debentures or any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any amendment or waiver of or consent to any departure from the Put Agreement or the Convertible Debentures, or any other agreement or instrument, (iii) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Secured Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Assignor, any of its affiliates or any other obligor in respect of the Secured Obligations or in respect of this Assignment.

                    (j) No failure on the part of IBF to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by IBF preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. IBF shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

                    (k) Upon the occurrence and continuation of an Event of Default, the Assignor hereby appoints IBF its attorney-in-fact solely for the purpose of carrying out the provisions of this Assignment and taking any action and executing any instrument which IBF may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

                    (l) The Assignor shall pay to IBF within thirty (30) days after receipt of a written invoice with a general description of such costs, expenses, and advances, all reasonable out-of-pocket costs, expenses and advances that IBF pays or incurs in connection with (i) the administration of this Assignment, (ii) the exercise or enforcement of any of the rights of IBF hereunder, or (iii) the failure by Assignor to perform or observe any of the provisions hereof. In addition, the Assignor indemnifies and holds IBF harmless from and against any and all liability incurred by IBF hereunder or in connection herewith, unless such liability shall be due to the gross negligence or willful misconduct of IBF. Any such amounts payable as provided hereunder or thereunder shall be additional Secured Obligations secured hereby and by the Pledge Agreement.

                    (m) This Assignment, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Assignor shall not be permitted to assign this Assignment or any interest herein without the prior written consent of IBF.

                    (n) THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                    (o) All communications and notices hereunder shall be in writing and given as provided in the Put Agreement.

                    (p) In case any one or more of the provisions contained in this Assignment should be invalid, illegal or unenforceable the remaining provisions contained herein shall not in any way be affected or impaired.

                    (q) This Assignment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Assignment shall be effective when a counterpart which bears the signature of the Assignor shall have been delivered to IBF.

                     (r) This Assignment shall terminate when all the Secured Obligations have been fully performed and all amounts due hereunder, under the Pledge Agreement and under the Put Agreement have been indefeasibly paid in full in cash, at which time IBF shall execute and deliver to the Assignor all Uniform Commercial Code termination statements and similar documents which the Assignor shall reasonably request to evidence such termination; provided, however, that all indemnities of the Assignor contained in this Assignment shall survive, and remain operative and in full force and effect regardless of, the termination of this Assignment.

                    IN WITNESS WHEREOF, the undersigned has caused this Assignment to be executed as of the day and year first above written.

SUNSET HOLDINGS INTERNATIONAL, LTD., a Delaware corporation, as Assignor

By: /s/ Todd Sanders

Name: Todd Sanders
Title: Chairman & CEO

Address:

Sunset Holdings International, Ltd.
10990 Wilshire Blvd.
Suite 1220
Los Angeles, CA 90024
Attention: President
Telephone: (310) 478-4600
Facsimile: (310) 478-4601

IBF FUND LIQUIDATING LLC

By /s/ Arthur J. Steinberg

Name: Arthur J. Steinberg
Title: Manager

IBF Fund Liquidating LLC
c/o Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Attention: Arthur J. Steinberg, Esq., Manager
Facsimile: (212) 836- 6157

Assignment of Contract as Collateral Security Signature Page

CONSENT TO ASSIGNMENT

                    CAPITALSOURCE FINANCE LLC (“CSF”), as seller under the Last-Out Participation Agreement (the “Participation Agreement”), dated as of November 10, 2005 between the Assignor, as participant and CSF, as seller, hereby approves and consents to the foregoing Assignment by Sunset Holdings International, Ltd. (the “Assignor”) through which Assignor granted a collateral assignment and security interest in its right, title and interest in and to, and benefits under the Participation Agreement to IBF Fund Liquidating LLC (“IBF”). CSF agrees that all right, title and interest of Assignor in and to, and benefits under, the Participation Agreement, shall inure to the benefit of IBF within five (5) Business Days after CSF receives written notice (a “Default Notice”) from IBF that an Event of Default (as defined in the foregoing Assignment) has occurred and that IBF has exercised its rights under Section 2(f) of the foregoing Assignment. This Consent is effective upon the execution by Assignor and IBF of the Agreements below.

Date: November 10, 2005

CAPITALSOURCE FINANCE LLC

By: /s/ Stephen M. Klein

Name: Stephen M. Klein
Title: Managing Director

ASSIGNOR AGREEMENT

                    Assignor acknowledges and agrees that CSF is hereby authorized to recognize IBF’s claims to rights of a Participant under the Participation Agreement upon CSF’s receipt of a Default Notice (as defined above) without CSF investigating any reason for such action taken by IBF or the existence of any Event of Default. After CSF’s receipt of a Default Notice, CSF is directed to pay all sums payable by CSF to Assignor under the Participation Agreement to IBF in accordance with IBF’s written instructions to Assignor and CSF shall be discharged from any further obligations to Assignor for any such sums paid to IBF. Assignor hereby agrees to indemnify and hold harmless CSF against any losses, costs and expenses that may arise by virtue of any sums paid by CSF to IBF in accordance with the foregoing Assignment and this Assignor Agreement.

SUNSET HOLDINGS INTERNATIONAL, LTD.

By: /s/ Todd Sanders

Name:	Todd Sanders
Title:	Chief Executive Officer

IBF AGREEMENT

IBF agrees to execute and deliver to CSF, prior to IBF receiving any payments under the Participation Agreement, a written acknowledgment and joinder acknowledging that IBF is a party to the Participation Agreement as a Participant and shall be bound by all of the terms and conditions of the Participation Agreement. Notwithstanding the failure to execute or deliver any such agreement, IBF shall be bound by all of the terms and conditions of the Participation Agreement as a Participant.

IBF FUND LIQUIDATING LLC

By: /s/ Arthur Steinberg

Name:	Arthur Steinberg
Title:	Manager